SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2006

SILVERSTAR HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On July 28, 2006, Silverstar Holdings, Ltd. (the “Company”) received a notice from Nasdaq (the “Notice”) stating that although the Company had previously failed to comply with Nasdaq’s shareholder approval requirements as set forth in Marketplace Rule 4350(i)(1)(A) (the “Rule”) in connection with option grants (the “Options”) made by the Company outside of an established and shareholder approved plan, as a result of subsequent actions by the Company and the optionees, the Company has regained compliance with the Rule and the matter is now closed. In order for the Company to regain compliance with the Rule, the optionees agreed to lock up the Options until the Company receives necessary approval by its shareholders pursuant to the Rule.

        On August 2, 2006, the Company issued a press release, attached to this Current Report on Form 8-K (the “Report”) as Exhibit 99.1, reporting that it had received the Notice.

        The information in this Report, including the exhibit, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

      Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 2, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2006

SILVERSTAR HOLDINGS, LTD.
By: /s/ Clive Kabatznik
Name: Clive Kabatznik
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 2, 2006